UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 31, 2013

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue South, Suite 120

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement

On May 31, 2013, we entered into an amended and restated credit agreement with various lender institutions from time to time as lenders and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (the “Bank”).  The agreement amends and restates an original agreement and now provides for a term loan in the amount of $16.0 million that refinances all existing indebtedness with the Bank; an acquisition line of up to $10.0 million (“ALOC”); a $100,000 line of credit to issue standby letters of credit; and a delayed draw term loan (“DDTL”) in the amount of $4.0 million to acquire the improvements and assume the related ground leases for six of our existing restaurant properties from entities related to or managed by Dunham Capital Management L.L.C. Our existing term and line of credit loans are converted into a portion of the new term loan. The Bank’s commitment to issue the standby letters of credit is subject to reduction or modification as provided in the credit agreement.  These credit facilities mature on May 31, 2018.

Pursuant to the terms of a guaranty, pledge and security agreement, our obligations under the credit agreement are secured by liens on our subsidiaries, personal property, fixtures and real estate owned or to be acquired.  Payment and performance of our obligations to the Bank are jointly and severally guaranteed by our subsidiaries.

The loans bear interest at our option at a fluctuating per annum rate equal to (i) a base rate plus a margin which is tied to our senior leverage ratio or (ii) LIBOR plus a margin which is tied to our senior leverage ratio. With respect to the term loan only, we may also pay interest at a fixed rate of 6.75% per annum.  Interest is payable on either a monthly basis (with respect to base rate or fixed rate loans) or at the end of each 30, 60 or 90 day LIBOR period (with respect to LIBOR loans) and at maturity.  We pay an unused line fee in the amount of 0.50% of the unused line on both the ALOC and the DDTL equal to the difference between the total commitment for each of the ALOC and the DDTL and the amount outstanding under each of the ALOC and DDTL. We are obligated to make principal payments on the term loan in quarterly installments commencing with August 31, 2013 each in the amount of $200,000 through June 30, 2014; $300,000 through June 30, 2015; and $400,000 in every quarter thereafter with a final payment of principal and interest on May 31, 2018.  The DDTL will be payable in quarterly installments commencing December 31, 2013 in amounts equal to a percentage of outstanding principal of 1.25% through September 30, 2014; increasing to 1.875% on and after December 31, 2014; and increasing to 2.50% on and after December 31, 2015, with a final payment of interest and principal due on May 31, 2018.

We may voluntarily prepay the loans in whole or part subject to notice and other requirements of the credit agreement and are obligated to make prepayments from time to time:

•                  if we make certain dispositions or suffer events of loss resulting in cash proceeds, subject to the right to reinvest such proceeds (to be applied first to term loans until paid in full and then to the line of credit loan until paid in full);

•                  if at any time we issue new equity securities, an amount equal to 25% of the net cash proceeds from such new equity securities and 100% of the net cash proceeds from the incurrence of indebtedness (to be applied first to term loans until paid in full and then to the line of credit loan until paid in full); and

•                  by amounts equal to specified ratios of total funded debt less capital leases to adjusted EBITDA for any most recently completed fiscal year multiplied by our cash flow for such fiscal year (to be applied first to term loans until paid in full and then to the line of credit loan until paid in full).

The credit agreement contains various financial covenants, including:

•                  as of the last day of any fiscal quarter, we may not permit our leverage ratio to be greater than 4.50.

•                  the maintenance of senior leverage ratios, with maximum senior leverage ratios ranging from 3.30 for the quarter ending June 30, 2013 to 2.50 for the quarter ending March 31, 2016 and each fiscal quarter ending thereafter.

•                  as of the last day of each fiscal quarter, we must maintain a ratio of (i) adjusted EBITDA for the four fiscal quarters then ended to (ii) fixed charges of not less than 1.20; and

•                  our company and our subsidiaries may not make capital expenditures (other than capital expenditures financed with the proceeds of the ALOC) in excess of $5,000,000 for the fiscal year ending December 31, 2013 and any fiscal year thereafter, subject to carryovers of up to $2,500,000 of an unutilized portion of the prior year limitation.

The credit agreement contains customary covenants, including the provision of financial information and budgets to lenders, officer certificates, notices of default or litigation, inspections by the Bank or any lender, the maintenance of insurance, preservation of corporate existence, compliance with laws, payment and compliance with obligations under ERISA, payment of taxes, prohibitions on contracts with affiliates, changes in nature of our business, the incurrence of indebtedness and liens, prohibitions of engaging in liquidations, sales of assets, mergers and similar transactions, making loans, limitations on the payment of dividends, the creation of subsidiaries and other covenants customary for similar credit agreements.

The credit agreement contains various customary representations and warranties including, among others, covenants regarding organization and qualification, authority and enforceability, financial statements, absence of adverse changes, litigation, true and complete disclosure, environmental matters, compliance with laws and regulation, title to property, foreign assets control regulations and anti-money laundering and solvency.

The events of default under the credit agreement include payment defaults, breaches of covenants and other obligations under loan documents, breaches of representations of warranties and representations, cross-defaults with certain other indebtedness, judgment defaults, ERISA defaults, change of control and bankruptcy involving our company or any of our subsidiaries.

Copies of the credit agreement and the related master reaffirmation and amendment to loan documents are attached to this Form 8-K as Exhibits 10.1 and 10.2 and the above summary is qualified in its entirety by reference to those agreements.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Term Loan Advance

The information presented in Item 1.01 above is incorporated herein.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: June 5, 2013	By:	/s/ Monica A. Underwood
Monica A. Underwood
Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement among the Registrant and various lenders and Fifth Third Bank, as the Administrative Agent, dated May 31, 2013 (including forms of Term A Note, Line of Credit Note, Delayed Draw Term Note and CapEx Loan Note).

10.2	Master Reaffirmation and Amendment to Loan Documents by and among the Registrant, Fifth Third Bank as Administrative Agent, and the Guarantors, dated May 31, 2013.